EXHIBIT 10.9.3


                           SECOND AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

            SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), dated as of January 4, 2002, by and between Pharmaceutical Resources, Inc., a New Jersey corporation ("Resources"), and Kenneth I. Sawyer ("Executive").

                               R E C I T A L S :

            A. WHEREAS, Par Pharmaceutical, Inc. ("Par" and together with Resources, the "Employer") and Executive entered into an Employment Agreement, dated as of October 14, 1992 (the "October 1992 Agreement"), pursuant to which Executive provided services to Employer and its existing subsidiaries, entities or organizations hereafter formed, organized or acquired by Resources directly or indirectly (all such existing subsidiaries and all such hereafter formed, organized or acquired corporations, entities or organizations being hereinafter individually referred to as a "Subsidiary" and collectively referred to as the "Subsidiaries");

            B. WHEREAS, on April 30, 1998, Employer and Executive entered into an amendment to the October 1992 Agreement (the "April Amendment");

            C. WHEREAS, on January 12, 2001, Employer and Executive entered into an amendment to the October 1992 Agreement (the "January Amendment"); and

            D. WHEREAS, Resources and Executive desire to supersede the October 1992 Agreement, as previously amended by the April Amendment and the January Amendment on the terms and conditions set forth herein.

            In consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

            1.    EMPLOYMENT.
                  ----------

                  1.1. GENERAL. Resources hereby employs Executive in the capacities of Chairman of the Board of Directors (the "Board") and Chief Executive Officer of Resources and Chairman of the Board of Directors of Par at the compensation rate and benefits set forth in Section 2 herein and for the term set forth in Section 3.1 herein. Following the Initial Period (as defined below), unless otherwise terminated pursuant to this Agreement, Resources hereby employs Executive in the capacity of Chairman of the Board at the compensation rate and benefits set forth in Section 2 herein. Executive hereby accepts such employment subject to the terms and conditions herein contained. In all such capacities, Executive will perform and carry out such duties and responsibilities as may be assigned to him from time to time by the Board reasonably consistent with Executive's title and this Agreement and shall report only to the Board.

                  1.2. BOARD AND BOARD COMMITTEES. Resources will use its best efforts to cause Executive to be elected and re-elected to the Board during his period of employment with Resources and to serve as the Chairman of the Board.

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                  1.3. TIME DEVOTED TO POSITION.  Executive,  during the Initial
Period, will devote substantially all of his business time, attention and skills to the business and affairs of Resources. Following the Initial Period, Executive will devote only such time as Executive, in his sole discretion, determines is reasonably necessary to perform the duties of Chairman of the Board, including those duties assigned to him by the Board in such capacity for which Executive has received reasonable notice, which shall be limited to regulatory and legal matters and strategic planning; PROVIDED, HOWEVER, such time in the aggregate shall not exceed fifty (50%) percent of Executive's business time. In addition, following the Initial Period, Executive will be permitted to engage in other employment activities provided such activities do not directly compete with the business of Resources and its Subsidiaries as such business is conducted on the date of this Agreement.

                  1.4. ACKNOWLEDGEMENT. Resources is aware of Executive's activities and investments in connection with Lionspride Polymer LLC, and its predecessor and affiliated entities ("Lionspride"), and acknowledges that such activities and investments do not violate the terms and conditions of this Agreement. Executive acknowledges that Resources maintains a right of first refusal on Lionspride's nail fungus project.

            2.    COMPENSATION AND BENEFITS.
                  -------------------------

                  2.1. SALARY. At all times Executive is employed hereunder in any capacity Employer will pay to Executive, and Executive will accept, as full compensation for any and all services rendered and to be rendered by him during such period to Resources in all capacities, including, but not limited to, all services which may be rendered by him to any Subsidiary and all services which may be rendered by him as an officer of Resources or member of the Board or any committee thereof, the following: (i) during the Initial Period and while Executive is employed as Chief Executive Officer and Chairman of the Board of Resources, a base salary at the annual rate of (A) $395,163, or at such increased rate as the Board (through its Compensation and Stock Option Committee), in its sole discretion, may hereafter from time to time grant to Executive, subject to adjustment in accordance with Section 2.1.1 hereof (as so adjusted, the "CEO Base Salary"), and (B) during any subsequent employment period when Executive is no longer the Chief Executive Officer and is solely employed as Chairman of the Board, $250,000 (the "Chairman Base Salary"; sometimes referred to collectively with the CEO Base Salary as the "Base Salary"); and (ii) the additional bonus and benefits hereinafter set forth in this Section 2. The Base Salary shall be payable in accordance with the regular payroll practices of Resources applicable to senior executives, less such deductions as shall be required to be withheld by applicable law and regulations or otherwise.

                        2.1.1. ADJUSTMENTS IN BASE SALARY. On each October 1 during the Employment Period (as defined below) or any extension thereof, the Base Salary shall be increased by that percentage, if any, by which the Consumer Price Index, Urban Wage Earners and Clerical Workers, for the New York City metropolitan area, published by the United States Government for the month of September of such year exceeds such Index for the immediately preceding September.

                        2.1.2. $1,000,000 PAYMENT. Immediately upon the earlier of the termination of the (i) Initial Period (as defined in Section 3.1 hereof) or (ii) Employment Period (as defined in Section 3.1 hereof), for any of the

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reasons  set forth in  Section  3 hereof,  Employer  shall  pay to  Executive  a one-time cash payment of $1,000,000.

                  2.2. BONUS. Subject to Section 3.3 hereof, Executive shall be entitled to an annual bonus during the Employment Period in such amount (if any) as determined by the Board based on such performance criteria as it deems appropriate, including Employer's earnings, financial condition, rate of return on equity and compliance with regulatory requirements. Further, Resources acknowledges Executive's efforts to complete strategic deals for the benefit of Resources and may decide in its discretion to award Executive additional bonus(es) in recognition thereof during the Employment Period.

                  2.3.  EXECUTIVE BENEFITS.
                        ------------------

                        2.3.1. EXPENSES. Resources will promptly reimburse Executive for expenses he reasonably incurs in connection with the performance of his duties (including business travel and entertainment expenses) hereunder, all in accordance with Resources' policy with respect thereto as in effect from time to time.

                        2.3.2. EMPLOYER PLANS. Executive will be entitled to participate in such employee benefit and welfare plans and programs as Resources may from time to time offer or provide to executive officers of Resources or its Subsidiaries, including, but not limited to, participation in life insurance, health and accident, medical plans and programs and profit sharing and retirement plans. In addition, on January 15, 2002, Resources shall transfer ownership to Executive of the life insurance policies with the Principal Financial Group, policy numbers 4272715 and 4018743, respectively, and the settlement shares related thereto, it currently maintains on the life of Executive.

                        2.3.3. VACATION. During the Initial Period, Executive will be entitled to such vacation time as may be determined to be in the best interests of Executive and Resources, but in no case less than a pro rated amount of vacation equal to four weeks vacation for a 12-month period. No later than January 15, 2002, Executive shall receive a single lump sum cash payment (calculated pursuant to the CEO Base Salary) equal to forty-five (45) days of vacation time previously accrued and unused during Executive's employment with Resources.

                        2.3.4. AUTOMOBILE. Resources shall provide Executive with an automobile cash allowance commensurate with his title and position.

                        2.3.5. OFFICE SPACE. Subject to Section 3.3 hereof and subsequent to the Initial Period, Resources shall provide Executive with or reimburse Executive for any costs and expenses in respect of the rent and maintenance of reasonable office space at such location as chosen by Executive, in his sole discretion, for the duration of the Employment Period.

            3.    EMPLOYMENT PERIOD; TERMINATION.
                  ------------------------------

                  3.1. EMPLOYMENT PERIOD. Executive's employment hereunder shall commence on the date hereof and shall continue until (i) terminated pursuant to Sections 3.1.1 or 3.2 hereof, (ii) a Change in Control (as defined in Section
3.4.1.  hereof)  or (iii) the  election  by the  Board of a new Chief  Executive

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Officer (defined herein as the "Initial  Period").  If the Employment  Period is
extended beyond the Initial Period, such employment shall be as Chairman of the Board at the compensation rate and benefits set forth in Section 2 hereof and for the term set forth in Section 3.1.1 below (the "Subsequent Period", together with the Initial Period and any subsequent employment period, being referred to herein as the "Employment Period"). Upon termination of the Employment Period pursuant to Sections 3.1.1 and 3.2.1 through 3.2.6 hereof, inclusive, Executive will be released from any duties hereunder (except as set forth in Section 4 hereof) and the obligations of Resources to Executive will be as set forth in
Section 3.3 hereof.

                  3.1.1. AUTOMATIC RENEWAL. The Subsequent Period shall be for successive and additional one-year periods unless Executive or Resources provides six (6) months' prior written notice of termination to the other party in respect of its intention to terminate the Employment Period, subject to
Section 3.2 hereof.  In the event this Agreement is terminated  pursuant to this
Section 3.1.1, Employer will pay to Executive his Base Salary through the Date of Termination.

                  3.2.  EVENTS  OF  TERMINATION.   The  Employment  Period  will
terminate upon the occurrence of any one or more of the following events:

                        3.2.1. DEATH. In the event of Executive's death, the Employment Period will terminate on the date of his death.

                        3.2.2. WITHOUT CAUSE BY EXECUTIVE. Executive may terminate the Employment Period at any time during such Period for any reason whatsoever by giving a Notice of Termination to Resources. The date of termination of the Employment Period pursuant to this Section 3.2.2 shall be thirty (30) days after the date of receipt by Resources of the Notice of Termination.

                        3.2.3. DISABILITY. In the event of Executive's Disability (as hereinafter defined), Resources will have the option to terminate the Employment Period by giving a Notice of Termination (as defined in Section
3.4.2 hereof) to Executive. The Notice of Termination shall specify the date of termination, which date shall not be earlier than thirty (30) days after the Notice of Termination is given. For purposes of this Agreement, "Disability" means the inability of Executive for 180 consecutive days to substantially perform his duties hereunder as a result of a physical or mental illness, all as determined in good faith by the Board of Resources.

                        3.2.4. CAUSE. Resources may, at its option, terminate the Employment Period for "Cause" based on objective factors determined in good faith by a majority of the Board of Resources as set forth in a Notice of Termination to Executive specifying the reasons for termination and the failure of the Executive to cure the same within ten (10) days of his receiving the Notice of Termination; PROVIDED, that in the event the Board of Resources in good faith determines that the underlying reasons giving rise to such determination cannot be cured, then said cure period shall not apply and the Employment Period shall terminate on the date of Executive's receipt of the Notice of Termination. For purposes of this Agreement, "Cause" shall be limited

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to willful  misconduct by Executive  which results in material harm to Resources and/or a material violation by Executive of the provisions of Section 4 hereof.

                        3.2.5. WITHOUT CAUSE BY RESOURCES. Resources may, at its option, terminate the Employment Period for any reason or no reason whatsoever (other than for the reasons set forth elsewhere in this Section 3.2) by giving a Notice of Termination to Executive. The Notice of Termination shall specify the date of termination, which date shall not be earlier than thirty (30) days after the Notice of Termination is given.

                        3.2.6. RESOURCES' MATERIAL BREACH. Executive may, at his option, terminate the Employment Period upon Resources' material breach of this Agreement and the continuation of such breach for more than ten (10) days after written demand for cure of said breach is given to Resources by Executive (which demand will identify the manner in which Employer has materially breached this Agreement); PROVIDED, that no such demand will be required if Executive determines in good faith that such material breach is not capable of being cured by Employer within said ten (10) day period. Employer's material breach of this Agreement shall include, but not be limited to, (i) the failure of Employer to make any payment which it is required to make hereunder to Executive when such payment is due or within two business days thereafter; (ii) the assignment to Executive without Executive's express written consent of any duties inconsistent with his positions, duties, responsibilities and status with Employer, or a change in Executive's reporting responsibilities, titles or offices or any plan, act, scheme or design to constructively terminate the Executive, or any removal of Executive from or any failure to use its best efforts to re-elect Executive to any of such positions, except in connection with the termination of the Employment Period by Employer for Cause or Disability or as a result of Executive's death or voluntary resignation or by Executive other than pursuant to this Section 3.2.6; and (iii) a reduction by the Employer in Executive's Base Salary.

                  3.3. CERTAIN OBLIGATIONS OF EMPLOYER FOLLOWING TERMINATION OF THE EMPLOYMENT PERIOD. Following termination of the Employment Period under the circumstances described below, Employer will pay to Executive or his estate, as the case may be, the following compensation, in addition to the one-time financial obligation set forth in Section 2.1.2 hereof, and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that Executive now has or hereafter may have hereunder against Resources.

                        3.3.1. FOR CAUSE. In the event that the Employment Period is terminated for Cause prior to the end of the Employment Period, then Resources will pay to Executive in a single lump sum an amount equal to any unpaid but earned Base Salary through the Date of Termination.

                        3.3.2. WITHOUT CAUSE BY RESOURCES; MATERIAL BREACH BY EMPLOYER. In the event that the Employment Period is terminated by Resources pursuant to Section 3.2.5 hereof or by Executive pursuant to Section 3.2.6 hereof, Employer will pay to Executive, following the Date of Termination, in a single lump sum an amount equal to (i) if such termination occurs during the Initial Period, the Base Salary unpaid and owed through December 31 of the current year of the Initial Period, or (ii) if such termination occurs during the Subsequent Period, the Base Salary unpaid and owed through the duration of the Subsequent  Period,  at the  compensation  rate in effect at such applicable time.
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                        3.3.3 WITHOUT CAUSE BY EXECUTIVE.  In the event that the
Employment Period is terminated by Executive pursuant to Section 3.2.2 hereof, then Resources will pay to Executive in a single lump sum an amount equal to any unpaid but earned Base Salary through the Date of Termination.

                        3.3.4. DEATH, DISABILITY. In the event that the Employment Period is terminated by Resources by reason of Executive's death pursuant to Section 3.2.1 hereof or by reason of Executive's Disability pursuant to Section 3.2.3, hereof, Employer will pay to Executive, following the Date of Termination, in a single lump sum an amount equal to any unpaid but earned Base Salary through the Date of Termination.

                        3.3.5. POST-EMPLOYMENT PERIOD BENEFITS. In the event Executive is terminated pursuant to Sections 3.2.1 through 3.2.6 hereof, inclusive, Resources shall reimburse Executive for any unpaid expenses pursuant to Section 2.3.1 hereof and Resources shall pay, on behalf of Executive for a period equal to twenty four (24) months from the Date of Termination, all life insurance, medical, health and accident, and disability plans and programs in which Executive was entitled to participate immediately prior to the Date of Termination; PROVIDED, that Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Executive's participation in any such plan or program is barred, Resources, at its sole cost and expense, will use its reasonable efforts to provide Executive with benefits substantially similar to those which Executive was entitled to receive under such plans and programs. In the event that the Employment Period is terminated pursuant to Section 3.2.3 hereof (Disability), the Executive will also be entitled to receive any unpaid disability benefits under any insurance program in effect on the Date of Termination.

                        3.3.6. STOCK OPTIONS. In the event of a Change of Control (as defined in Section 3.4.1. hereof), all stock options in Resources theretofore granted to Executive shall vest immediately upon the occurrence of such event.

                  3.4.  DEFINITIONS.
                        -----------

                        3.4.1. "CHANGE OF CONTROL" DEFINED. A "Change in Control" of Resources means (A) the approval by the stockholder(s) of Resources of the sale, lease, exchange or other transfer (other than pursuant to internal reorganization) by Resources or Par of all or substantially all of its assets to a single purchaser or to a group of associated purchasers; (B) the first purchase of shares of equity securities of Par or Resources pursuant to a tender offer or exchange offer (other than an offer by Par or Resources) for at least fifteen (15%) percent of the equity securities of Par or Resources; (C) the approval by the stockholder(s) of Resources of an agreement for a merger or consolidation in which neither Par nor Resources will survive as an independent, publicly-owned corporation; (D) the acquisition (including by means of a merger) by a single purchaser or a group of associated purchasers of securities of Par or Resources from either Par or Resources or any third party representing thirty-five (35%) percent or more of the combined voting power of Par's (or Resources') then outstanding equity securities in one or a related series of transactions (other than pursuant to an internal reorganization); or (E) the change of the membership of a majority of the Board of Par or Resources during any period of two consecutive years, unless the election, or the nomination for

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election by Par's or Resources' stockholders,  of each new director was approved by a vote of at least two-thirds of the directors of the Board still in office who were directors of Resources at the beginning of the period.

                        3.4.2.  "NOTICE  OF  TERMINATION"  DEFINED.  "Notice  of
Termination" means a written notice which indicates the specific termination provision relied upon by Resources or Executive and, except in the case of termination pursuant to Sections 3.2.1, 3.2.2 or 3.2.5 hereof, which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employment Period under the termination provision so indicated.

                        3.4.3.   "DATE  OF   TERMINATION"   DEFINED.   "Date  of
Termination" means such date as the Employment Period is terminated in accordance with Section 3.2 hereof; PROVIDED, HOWEVER, that in the event that within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination will be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction entered upon an arbitration award rendered in an arbitration proceeding pursuant to Section 5.12 hereof.

            4.    CONFIDENTIALITY AND NONSOLICITATION.
                  -----------------------------------

                  4.1. "CONFIDENTIAL INFORMATION" DEFINED. "Confidential Information" means any and all information (oral or written) relating to Resources or any Subsidiary or any person controlling, controlled by, or under common control with Resources or any Subsidiary or any of their respective activities, including, but not limited to, information relating to: technology, research, test procedures and results, machinery and equipment; manufacturing processes; financial information; products; identity and description of materials and services used; purchasing; costs; pricing; customers and prospects; advertising, promotion and marketing; and selling, servicing and information pertaining to any governmental investigation, except such information generally in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain), other than as a result of a breach of the provisions of Section 4.2 hereof.

                  4.2. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Executive will not at any time (other than as may be required or appropriate in connection with the performance by him of his duties hereunder), directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever (except as may be required under legal process by subpoena or other court order).

                  4.3. CERTAIN ACTIVITIES. Executive will not, while employed by Resources and for the period, if any, during which he is paid on a timely basis (subject to any legal offsets by Resources) pursuant to Section 3.3 (unless he shall be terminated for cause pursuant to Section 3.2.4 hereof, in which case for a period of one (1) year following the Date of Termination), directly or indirectly, hire, offer to hire, entice away or in any other manner persuade or attempt to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer or supplier of Resources or any of its Subsidiaries to discontinue or alter his or its relationship with Resources or any of its Subsidiaries.

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                  4.4.  NON-COMPETITION.  Executive  will not, while employed by
Resources and for the period, if any, during which he is paid on a timely basis (subject to any legal offsets by the Resources) pursuant to Section 3.3 (unless he shall be terminated for cause pursuant to Section 3.2.4 hereof, in which case for a period of one (1) year following the Date of Termination), engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, equityholder, lender or otherwise), any business in the generic drug industry within the States of New York or New Jersey.

                  4.5. INJUNCTIVE RELIEF. The parties hereby acknowledge and agree that (a) Resources will be irreparably injured in the event of a breach by Executive of any of his obligations under this Section 4; (b) monetary damages will not be an adequate remedy for any such breach; (c) Resources will be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach, and (d) the existence of any claims which Executive may have against Resources or the Subsidiaries, whether under this Agreement or otherwise, will not be a defense to the enforcement by Resources of any of its rights under this Section 4.

                  4.6. NON-EXCLUSIVITY AND SURVIVAL. The covenants of Executive contained in this Section 4 are in addition to, and not in lieu of, any obligations which Executive may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and their enforceability will survive any termination of the Employment Period by either party and any investigation made with respect to the breach thereof by Resources at any time.

            5.    MISCELLANEOUS PROVISIONS.
                  ------------------------

                  5.1. SEVERABILITY. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  5.2. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                  5.3. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand, or when delivered if mailed by registered or certified mail or private courier service, postage prepaid, return receipt requested, via facsimile (with confirmed answerback) as follows:

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      If to Resources, to:

            Pharmaceutical Resources, Inc.
            One Ram Ridge Road
            Spring Valley, New York  10977
            Attention:  Vice President - Finance and
                       Administration
            Telecopy No.:  (845) 425-7922

      Copy to:

            Stephen A. Ollendorff, Esq.
            c/o Kirkpatrick & Lockhart LLP
            1251 Avenue of the Americas
            New York, NY  10022
            Telecopy No.:  (212) 536-3901

      If to Executive, to:

            Kenneth I. Sawyer
            c/o Pharmaceutical Resources, Inc.
            One Ram Ridge Road
            Spring Valley, New York  10977

or to such other address(es) as a party hereto shall have designated by like notice to the other parties hereto.

                  5.4.  AMENDMENT.   No  provision  of  this  Agreement  may  be
modified, amended, waived or discharged in any manner except by a written instrument executed by both Resources and Executive.

                  5.5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, including but not limited to the October, July, January, May and October 1992 Agreements, with respect to the subject matter hereof. Executive and Employee hereby agree that the October 1992 Agreement is hereby superseded and of no further force and effect, and that this Agreement shall be effective as of the date hereof.

                  5.6.  APPLICABLE  LAW. This  Agreement  shall be governed by
                        ---------------
and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed therein, without regard to its conflicts or choice of law provisions.

                  5.7. HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                  5.8. BINDING EFFECT; SUCCESSORS AND ASSIGNS. Executive may not delegate his duties or assign his rights hereunder. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Resources shall require any successor (whether direct or indirect and whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Resources, by an agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Resources would be required to perform if no such succession had taken place.

                  5.9. WAIVER, ETC. The failure of either of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

                  5.10. CAPACITY, ETC. Executive and Resources hereby represent and warrant to the other that, as the case may be: (a) he or it has full power, authority and capacity to execute and deliver this Agreement, and to perform his or its obligations hereunder; (b) such execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he or it is a party or he or it is otherwise bound; and (c) this Agreement is his or its valid and binding obligation in accordance with its terms.

                  5.11. ENFORCEMENT. If any party institutes legal action to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be awarded reasonable attorneys' fees at all trial and appellate levels, and the expenses and costs incurred by such prevailing party in connection therewith. Venue for any such action shall exclusively be New York City, New York.

                  5.12. ARBITRATION.
                        -----------

                        (a) Any dispute under Section 3 of this Agreement, including but not limited to the determination by the Board of Resources of a termination for Cause pursuant to Section 3.2.4 hereof, or in respect of the breach thereof will be settled by arbitration in the Borough of Manhattan, City of New York. The arbitration will be accomplished in the following manner. Either party may serve upon the other party written demand that the dispute, specifying the nature thereof, shall be submitted to arbitration. Within ten
(10) days after the service of such demand, each of the parties will designate an arbitrator and serve written notice of such appointment upon the other party. If either party fails within the specified time to appoint such arbitrator, the other party will be entitled to appoint both arbitrators. The two arbitrators so appointed will appoint a third arbitrator. If the two arbitrators appointed fail to agree upon a third arbitrator within ten (10) days after their appointment, then an application may be made by either party hereto, upon notice to the other party, to the American Arbitration Association (the "AAA"), or any successor thereto, or if the AAA or its successor fail to appoint a third arbitrator within ten (10) days after such request, then either party may apply, with notice to the other, to the Supreme Court of the State of New York, New York County, for the appointment of a third arbitrator, and any such appointment so made will be binding upon both parties hereto.

                        (b) The decision of the arbitrators will be final and binding upon the parties. The party against whom the award is rendered (the "non-prevailing party") will pay all fees and expenses incurred by the prevailing party in connection with the arbitration (including fees and disbursements of the prevailing party's counsel), as well as the expenses of the arbitration proceeding. The arbitrators will determine in their decision and award which of the parties is the prevailing party, which is the non-prevailing party, the amount of the fees and expenses of the prevailing party and the amount of the arbitration expenses. The arbitration will be conducted, to the extent consistent with this Section 5.12, in accordance with the then prevailing rules of commercial arbitration of the AAA or its successor. The arbitrators will have the right to retain and consult experts and competent authorities skilled in the matters under arbitration, but all consultations will be made in the presence of both parties, who will have full right to cross-examine the experts and authorities. The arbitrators will render their award, upon the concurrence of at least two of their number, not later than thirty (30) days after the appointment of the third arbitrator. The decision and award shall be in writing, and counterpart copies shall be delivered to each of the parties. In rendering an award, the arbitrators will have no power to modify any of the provisions of this Agreement, and the jurisdiction of the arbitrators is expressly limited accordingly. Judgment may be entered on the award of the arbitrators and may be enforced in any court having jurisdiction.

            IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.
                              PHARMACEUTICAL RESOURCES, INC.


                              By:  /s/ Mark Auerbach
                                  ----------------------------
                                  Name:  Mark Auerbach
                                         Authorized Signatory


                                 /s/ Kenneth I. Sawyer
                              ---------------------------------
                              KENNETH I. SAWYER